                                                              Exhibit 99.906Cert

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR/A for the period ended November 30, 2004 (the "Form N-CSR/A") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:    /s/ David G. Booth
       ---------------------------------
       David G. Booth
       Principal Executive Officer
       DFA Investment Dimensions Group Inc.

Date:  April 4, 2006


By:    /s/ Michael T. Scardina
       ---------------------------------
       Michael T. Scardina
       Principal Accounting Officer
       DFA Investment Dimensions Group Inc.

Date:  April 4, 2006